                                  [May 25, 1999]


Salomon Smith Barney, Inc.,
John Nuveen & Co. Incorporated
BT Alex. Brown Incorporated
A.G. Edwards & Sons, Inc.
PaineWebber Incorporated
Prudential Securities Incorporated
Crowell, Weedon & Co.
EVEREN Securities, Inc.
Gruntal & Co., L.L.C.
Raymond James & Associates, Inc.
Sutro & Co. Incorporated
Wedbush Morgan Securities Inc.

As Representatives of the Several Underwriters
 c/o Salomon Smith Barney Inc.
     388 Greenwich Street
     New York, New York 10013

          Re: 4,000,000 shares of Common Stock, par value $.01 per Share, of Nuveen California Dividend Advantage
               Municipal Fund
               -----------------------------------------------------

Dear Ladies and Gentlemen:

          We have acted as special counsel, with respect to California matters, to Nuveen California Dividend Advantage Municipal Fund (the "Company") concerning a Registration Statement, as amended (Nos. 333-69035 and 811-09161) on Form N-2 under the Securities Act of 1933 (the "Act"), (the "Registration Statement"), and the Prospectus filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 497 under the Act (the "Prospectus") covering the issuance by the Fund of 4,000,000 shares of common stock (the "Firm Shares") and the purchase of the Firm Shares from the Company by the several underwriters (collectively the "Underwriters") named in Schedule I to the Underwriting Agreement dated May 25, 1999 (the "Underwriting Agreement") among the Company, Nuveen Advisory Corp. and You, as representatives of the Underwriters. This opinion is furnished to you pursuant to Section 9(d) of the Underwriting Agreement.

          We have been furnished with a copy of the Registration Statement and the Prospectus. For purposes of rendering our opinion, we have assumed that the proposed offer and sale of the Firm Shares will be carried out in the same manner and upon the same terms and conditions as are described in the Registration Statement and that the affairs of the Company will be administered as described in the Registration Statement.

          We have assumed with your permission that: (i) the opinion of Bell, Boyd & Lloyd as to the statements under the caption "Tax Matters--Federal Income Tax Matters" in the Prospectus was delivered as called for by the Purchase Agreement; and (ii) such statements accurately describe the Federal income tax consequences applicable to the Company and holders of the Firm Shares.

          In addition, we have examined applicable California law, administrative interpretations thereof and court decisions.

          As special California counsel for the Company, we have participated in the preparation of the statements set forth in the section of the Registration Statement and Prospectus under the caption "Investment Policies and Techniques-- Special Considerations Relating to California Municipal Obligations." In connection therewith, we have examined such official statements and other offering documents issued by, and other information reported by, the State of California, certain of its public bodies, and such other entities located within the state, in connection with the issuance of their respective securities, as we have deemed appropriate in order to enable us to make the statement hereinafter set forth. We have not independently verified, and for the purposes of making the statement hereinafter set forth we have assumed, the accuracy of the information contained in such official statements, offering documents and reports.

          Although we do not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and have not made any independent check or verification thereof, no facts have come to the attention of the attorneys at our firm working on this matter which would lead us to believe that the material contained in the Prospectus under the headings "The Fund's Investments -- Municipal Bonds -- Special Considerations Relating to California Municipal Bonds" and "Tax Matters -- California Tax Matters," in the statement of additional information under the headings "Investment Policies and Techniques -- Factors Pertaining to California" and "Tax Matters -- State Tax Matters" as of their respective dates or the Closing Date or the Option Closing Date, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading [or that any amendment or supplement to the Prospectus or statement of additional information, as of its respective date, and as of the Closing Date or the Option Closing Date, as regards the above-mentioned sections, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading].

          This opinion is addressed solely to you as Underwriters and may not be relied upon by any other person without our consent. Our engagement with respect to this matter has concluded upon the issuance of the Firm Shares and we have no obligation to update this letter after the date hereof.


                                       Very truly yours,



                                       ORRICK, HERRINGTON & SUTCLIFFE LLP



                                       3